Exhibit 23.2

NSAI       Netherland, Sewell
& Associates, Inc.

Consent of Independent Petroleum Engineers and Geologists

We hereby consent to the incorporation by reference in the registration statement (No. 333-163184) on Form S-3 of Royale Energy, Inc. (the “Company”) of the reference to Netherland, Sewell & Associates, Inc. and the inclusion of our report dated February 18, 2011, in the Annual Report on Form 10-K for the year ended December 31, 2010, of the Company, filed with the Securities and Exchange Commission.  We also hereby consent to the inclusion of our report of Royale Energy (the “Company”) dated February 22, 2012, in the Annual Report on Form 10-K for the year ended December 31, 2011, of the Company and its subsidiaries, to be filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the captions “Experts” in the Prospectus, which is part of this Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

	By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas
March 19, 2011